UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 9, 2007

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2007, the board of directors of salesforce.com, inc. (the “Company”) appointed William Dewes to serve as the Company’s principal accounting officer effective as of April 9, 2007. Mr. Dewes, age 50, joined the Company in November 2006. Mr. Dewes will retain his existing responsibilities as Senior Vice President of Finance and Chief Accounting Officer in addition to assuming his new duties as principal accounting officer. Steve Cakebread, Executive Vice President and Chief Financial Officer, will continue to serve as the Company’s principal financial officer. Mr. Dewes will not be receiving any additional compensation for his appointment as principal accounting officer.

Prior to joining the Company, Mr. Dewes served as principal accounting officer of Hyperion Solutions, an enterprise software company, from September 2003 to April 2006. From March 2001 to August 2003, Mr. Dewes served as vice president of finance and accounting at Nuance Communications, a speech recognition software company. Mr. Dewes holds a B.S. in Business Administration from the University of California at Berkeley.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2007	salesforce.com, inc.

/s/ David Schellhase
David Schellhase, Senior Vice President and
General Counsel